UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2010
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

40 Lane Road
Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 17, 2010, Mark A. Pytosh resigned as Executive Vice President and Chief Financial Officer of Covanta Holding Corporation (the “Company”), effective as of March 31, 2010. Effective as of March 31, 2010, the Company appointed Thomas Bucks as interim Chief Financial Officer of the Company until his successor is named and appointed. Mr. Bucks, age 53, has served as Vice President and Chief Accounting Officer of the Company since April 2005. Mr. Bucks served as Controller from February 2005 to April 2005.
A copy of the press release issued by the Company on March 18, 2010 with respect to the resignation of Mr. Pytosh and the appointment of Mr. Bucks is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 18, 2010 Regarding Resignation of Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 18, 2010

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson,
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated March 18, 2010 Regarding Resignation of Chief Financial Officer.

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